Exhibit 99.1

Jamba, Inc. Reports Results for the First Quarter of Fiscal 2018

Returns to a standard reporting cadence; Reaffirms fiscal 2018 guidance

FRISCO, Texas, June 26, 2018 -- Jamba, Inc. (NASDAQ:JMBA) (the “Company”) today reported unaudited financial results for the fiscal quarter ended April 3, 2018 (“first quarter”) and updated its fiscal 2018 financial guidance to incorporate the adoption of new accounting standards.

Highlights for first quarter 2018:

•

Total Revenue increased $3.4 million to $21.0 million, primarily due to changes resulting from adoption of new accounting standards.  The Company adopted Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“new accounting standards”), effective January 3, 2018. See the “Adoption of New Accounting Standard” section below for additional information.

•	System-wide comparable store sales increased 2.3%.
•	Comparable store sales increased 2.4% at franchise-owned stores and increased 1.6% at company-owned stores.
•	Non-GAAP System-wide Sales increased $3.6 million, to $120.6 million in 2018.
•	Blended Royalty rate was 5.1% compared to 5.1% in 2017.
•	Net Income was $38 thousand, versus a loss of $3.2 million last year.
•	Non-GAAP Adjusted EBITDA was $3.0 million and unchanged versus last year.
•	Held $7.5 million in cash and had no outstanding principal balance on its line of credit, as of April 3, 2018.

CEO Comments

Dave Pace, President and Chief Executive Officer, stated: “Financial results in the first quarter demonstrate continued progress in our revitalization of the Jamba business.  Comparable store sales increased 2.3% beating the industry benchmark for the eighth consecutive quarter, Company owned store level margins improved by 420 basis points, and the business delivered $3.0 million of Adjusted EBITDA.”

Pace continued: “With the annual shareholder's meeting and our 2018 first quarter 10-Q filing behind us, we have completed the steps necessary to return to a standard reporting cadence.  The organization's resources are now fully focused on building sustainable growth and creating value for our shareholders.  I continue to be optimistic about our performance in 2018 and beyond.”

Anticipated Financial Reporting Calendar

The Company anticipates it will file its Form 10-Q for the fiscal quarter ended July 3, 2018 (“second quarter”) on or before the reporting timeline requirement of August 13, 2018.  At that time and for subsequent filings, the Company expects to hold an earnings call to discuss results.

Fiscal 2018 Financial Guidance

The Company reaffirms its expectations for the underlying performance of the business in 2018.  Certain metrics in the Current Guidance have changed only as a result of the adoption of the new accounting standards.  Refer to the table included in this release for the Company’s annual estimates of the Income Statement impact of adopting the new accounting standards.

Metric	Prior Guidance Issued March 15, 2018	Current Guidance
Total Revenue	$68 million to $70 million	$88.5 million to $90.5 million
Annual system-wide comparable sales	Positive	Positive
New store openings	Approximately 50	Approximately 50
Non-GAAP Adjusted G&A expense	Under $20 million	$25 million to $26 million
Non-GAAP Adjusted EBITDA	$15 million to $16 million	$15 million to $16 million
Adjusted EBITDA margin percent	22% to 23%	17% to 18%

Liquidity

The Company held cash of $7.5 million as of April 3, 2018, which includes restricted cash of $0.3 million.

The Company used $1.8 million of cash in the first quarter of 2018 to pay incremental audit and expenses related to the effort required to complete past due filings.  This amount is in addition to the $5.7 million of cash used during fiscal 2017, the Company previously reported.   The Company anticipates the usage of cash for additional audit and related expenses will be substantially complete in the second quarter of 2018 and will be at a reduced level in the second quarter as compared to the first quarter of 2018.

The Company had not drawn against its line of credit, and had no outstanding principal balance as of April 3, 2018.

Adoption of New Accounting Standard

The Company adopted Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606), on January 3, 2018 using the modified retrospective transition method.  Information from prior year periods has not been adjusted and continues to be reported under the accounting standards in effect for those periods under Topic 605 “Revenue Recognition”.

Refer to the Jamba, Inc. Form 10-Q filing for the quarterly period ended April 3, 2018 for additional information.

Guidance Policy

The Company provides annual guidance as it relates to certain financial metrics and will only provide updates if there is a material change versus the original guidance. Consistent with prior practice, management will not discuss intra-period sales or other key operating results not yet reported as the limited data may not accurately reflect the final results of the period or quarter referenced.

About Jamba, Inc.

Jamba, Inc. (Nasdaq: JMBA) through its wholly-owned subsidiary, Jamba Juice Company, is a global healthy lifestyle brand that inspires and simplifies healthful living through freshly blended whole fruit and vegetable smoothies, bowls, juices, cold-pressed shots, boosts, snacks, and meal replacements. Jamba’s blends are made with premium ingredients free of artificial flavors and preservatives so guests can feel their best and blend the most into life.

Jamba Juice® has more than 800 franchised and company-owned locations worldwide, as of April 3, 2018. For more information, visit jambajuice.com.

Forward-Looking Statements

This press release (including information incorporated or deemed incorporated by reference herein) contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations, estimates, forecasts, and projections as well as the current beliefs and assumptions of the Company’s management. Words such as “believes”, “expects”, “appears”, “may”, “will”, “should”, “anticipates”, or the negative thereof or comparable terminology, are intended to identify such forward-looking statements. Any statement that is not a historical fact, including estimates, projections, future trends and the outcome of events that have not yet occurred, is a forward-looking statement, including each of the statements made above under “Fiscal 2018 Financial Guidance”. Forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore actual results may differ materially from those expressed in any forward-looking statements. These statements include, but are not limited to risks and uncertainties relating to the Company’s ability to file its periodic reports with the Securities and Exchange Commission and continue to maintain compliance with Nasdaq listing rules, the Company’s business strategy and financial performance, its revenue and customer volatility based upon weather and general economic conditions, the operating results of the Company’s franchisees, the fluctuations in various food and supply costs, competition and other risks related to the food services business, the Company’s ability to retain its executive management team and key employees and other factors discussed under the section entitled “Risk Factors” in the Company’s reports filed with the SEC. Many of such factors relate to events and circumstances that are beyond the Company’s control. You should not place undue reliance on forward-looking statements. The Company does not assume any obligation to update the information contained in this press release.

Non-GAAP Financial Measures

The Company provides certain Non-GAAP financial measures to its investors. The Company believes that providing these Non-GAAP measures to its investors provides investors the benefit of viewing the Company's performance using the same financial metrics that the management team uses in making many key decisions and understanding how the Company's core business operations may perform and may look in the future. The Non-GAAP financial measures are discussed further below.  The Company is unable to provide a quantitative reconciliation of its forward-looking estimate of Non-GAAP Adjusted G&A expense, Non-GAAP Adjusted EBITDA and Adjusted EBITDA margin percent to forward-looking estimates of G&A, net income and profit margin because certain information needed to make a reasonable forward-looking estimate of G&A or net income for the full fiscal year 2018 is difficult to predict and estimate and is often dependent on future events which may be uncertain or outside of the Company's control.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States of America. Non-GAAP measures should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from Non-GAAP measures used by other companies.

The following definitions apply to these terms as used in this release:

Blended royalty rate is defined as total royalty dollars divided by total franchise sales dollars, as reported by franchisees.

Company-owned comparable store sales represents the change in year-over-year sales for Company-owned stores opened for at least one full year. Franchise-operated comparable store sales, a Non-GAAP financial measure, represents the change in year-over-year sales for all Franchise Stores opened for at least one full year, as reported by franchisees, and excludes International Stores and Express format. System-wide comparable store sales, a Non-GAAP financial measure, represents the change in year-over-year sales for all Company and Franchise Stores opened for at least one full year, as reported by franchisees, and excludes International Stores and Express format.  Comparable store sales includes closed locations for the periods in which they have comparable sales. Company-owned comparable store sales percentages as used herein may not be equivalent to Company-owned comparable store sales as defined or used by other companies. Franchise-operated comparable store sales percentages and System-wide comparable stores sales percentages as used herein are Non-GAAP financial measures and should not be considered in isolation or as substitute for other measures of performance prepared in accordance with generally accepted accounting principles in the United States. Management reviews the increase or decrease in comparable store sales compared with the same period in the prior year to assess business trends and make certain business decisions. The Company believes the data is useful in assessing the overall performance of the Jamba® brand and, ultimately, the performance of the Company, the Company-owned stores, and Franchise-operated stores.

Company owned store level margin equals Company store revenue, less the sum of, cost of sales, labor, occupancy, and store operating expenses.  This total is then divided by Company store revenue.

Domestic system-wide sales are the sum of company-operated restaurant revenue and sales from domestic franchised stores. Our total revenue in our consolidated statements of operations is limited to company-operated store revenue, franchise revenue from our franchisees, and other revenue. Accordingly, domestic system-wide sales should not be considered in isolation or as a substitute for our results as reported under GAAP. Management believes that domestic system-wide sales are an important figure for investors, because they are widely used in the restaurant industry, including by our management, to evaluate brand scale and market penetration. We have included a reconciliation of domestic system-wide sales to total revenue.

New store openings, net of closures is defined as the count of new store openings, minus the count of store closures.

Non-GAAP Adjusted EBITDA is equal to net income, adjusted for: (a) depreciation and amortization; (b) interest income; (c) interest expense; (d) income taxes; (e) impairment expense; (f) stock based compensation expense; and (g) other one-time or extraordinary items that are not reflective of the ongoing business such as legal settlements, expenses related to the extended audit and gain or loss on disposal of assets. The Company believes this metric is useful in measuring the operating performance of the Company.

Non-GAAP Adjusted EBITDA margin percent is defined as Adjusted EBITDA divided by Total Revenue.

Non-GAAP Adjusted General and Administrative (“G&A”) expense is calculated as general and administrative expense in accordance with GAAP excluding refranchise and severance costs associated with the move to an asset-light business model, charges related to the executive organization changes, costs due to the Company’s corporate office relocation to Frisco, Texas, and other non-recurring general and administrative expenses. The Company believes that general and administrative expense adjusted to exclude the costs of such items is a helpful indicator of the Company's operating performance in that it shows the net expense without the impact of what the Company believes to be upfront transitional costs. Management does not believe such costs are reflective of the Company's ongoing performance and accordingly excludes those items from Non-GAAP Adjusted General and Administrative Expense.

JAMBA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	13-Week Period Ended
	April 3,	April 4,
	2018	2017
Revenue:
Company stores	$9,309	$11,107
Franchise and related revenue	6,368	5,752
Advertising fees and other income	5,296	754
Total revenue	20,973	17,613

Costs and operating expenses:
Cost of sales	2,202	2,662
Labor	3,390	4,288
Occupancy	1,403	1,763
Store operating	1,421	1,798
Depreciation and amortization	871	881
General and administrative	8,023	8,601
Loss on disposal of assets	163	162
Store pre-opening	35	238
Store lease termination and closure	60	181
Advertising expense	3,016	-
Other operating, net	270	76
Total costs and operating expenses	20,854	20,650
Income (loss) from operations	119	(3,037)

Other income (expenses):
Interest income	4	54
Interest expense	(80)	(83)
Total other income (expenses), net	(76)	(29)

Income (loss) before income taxes	43	(3,066)
Income tax (expense) benefit	(5)	(86)
Net income (loss)	$38	$(3,152)

Share Data:
Weighted-average shares used in the computation of income (loss) per share:
Basic	15,588,206	15,411,695
Diluted	15,922,204	15,411,695
Income (loss) per share:
Basic	$0.00	$(0.20)
Diluted	$0.00	$(0.20)

JAMBA, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(unaudited)
	April 3,	January 2,
	2018	2018
ASSETS
Current Assets:
Cash and cash equivalents	$7,534	$10,030
Receivables, net of allowances of $911 and $904	8,704	10,098
Inventories	439	465
Prepaid rent	689	776
Prepaid expenses and other current assets	3,124	4,321
Total current assets	20,490	25,690
Property, fixtures and equipment, net of accumulated depreciation of $32,729 and $32,785	10,238	10,928
Goodwill	1,181	1,181
Trademarks and other intangible assets, net of accumulated amortization of $859 and $855	1,178	1,211
Deferred tax asset	791	791
Notes receivable and other long-term assets	848	847
Total assets	$34,726	$40,648
LIABILITIES AND SHAREHOLDERS' (DEFICIT) EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$8,348	$10,070
Accrued compensation and benefits	2,999	2,122
Accrued gift card liability	13,812	27,469
Other current liabilities	8,628	8,052
Total current liabilities	33,787	47,713
Long term portion of deferred revenue	7,668	2,398
Deferred rent and other long-term liabilities	4,928	5,111
Total liabilities	46,383	55,222
Commitments and contingencies
Shareholders’ (deficit) equity:
Common stock, $0.001 par value—30,000,000 shares authorized; 18,447,023 and 15,588,206 shares issued and outstanding, respectively, at April 3, 2018, and January 2, 2018	18	18
Additional paid-in capital	409,597	409,518
Treasury shares, at cost, 2,858,817	(40,009)	(40,009)
Accumulated deficit	(381,263)	(384,101)
Total shareholders’ (deficit) equity	(11,657)	(14,574)
Total liabilities and shareholders' (deficit) equity	$34,726	$40,648

KEY OPERATING METRICS
	13-Weeks Ended
	April 3, 2018	April 4, 2017
Number of system-wide stores open at end of period	853	868
New store openings	5	15
Domestic system-wide comparable store sales change (a)	2.3%	(5.8)%
Domestic system-wide sales (in thousands)	120,628	117,035
Blended royalty rate	5.1%	5.1%
Net Income (in thousands)	38	(3,152)
Adjusted EBITDA (in thousands)	2,950	3,005
Adjusted EBITDA margin percent	14.1%	17.1%

(a) Due to a 53 week fiscal 2016, year-over-year fiscal comparisons in 2017 are offset by one week. Comparable calendar basis is presented above.

JAMBA, INC.
(Unaudited)
RECONCILIATION OF NON-GAAP DOMESTIC SYSTEMWIDE SALES

	13-Week Period Ended
	April 3, 2018	April 4, 2017
Total Revenue (in thousands):	$20,973	$17,613
Franchise and related revenue	(6,368)	(5,752)
Advertising fees and other income	(5,296)	(754)
Domestic franchise sales	111,319	105,928
Non-GAAP domestic system-wide sales	$120,628	$117,035

JAMBA, INC.
(Unaudited)
RECONCILIATION OF GENERAL AND ADMINISTRATIVE TO NON-GAAP ADJUSTED GENERAL AND ADMINISTRATIVE

	13-Week Period Ended
	April 3, 2018	April 4, 2017
General and administrative (in thousands):	$8,023	$8,601
Corporate relocation expenses		(1,295)
Audit related expenses	(592)	(571)
Other adjustments	(911)	(2,294)
Non-GAAP Adjusted General and administrative	$6,520	$4,441

Adjustments for comparability to prior year
Vendor rebates	(1,454)	-
Incentive compensation accrual	(688)	-
Non-GAAP Adjusted General and administrative comparable total	$4,378	$4,441

* The Company has provided additional data in the “Adjustments for comparability to prior year” section to better compare year over year results.  These adjustments result from the Company’s implementation of the new accounting standards and an increased accrual for annual incentive compensation.  Vendor rebates were recorded as a contra expense in 2017 results.  With the implementation of the new accounting standards, these rebates are now recorded as revenue.  This results in an equal and offsetting increase to both revenue and general and administrative expenses.  Additionally, the Company accrued zero incentive compensation expense in 2017, compared to $688 thousand in 2018.  In order to better compare year over year results, these amounts are removed to arrive at the “Non-GAAP Adjusted General and administrative comparable total”.

JAMBA, INC.
(Unaudited)
RECONCILIATION OF NET INCOME (LOSS) TO NON-GAAP ADJUSTED EBITDA

	13-Week Period Ended
	April 3, 2018	April 4, 2017
Net income (loss) (in thousands):	$38	$(3,152)
Depreciation and amortization	871	881
Interest income	(4)	(54)
Interest expense	80	83
Income taxes	5	86
Stock based compensation	78	148
Other adjustments	1,882	5,013
Non-GAAP Adjusted EBITDA	$2,950	$3,005

Adjustments for comparability to prior year
All new accounting standards	(946)	-
Incentive compensation accrual	688	-
Non-GAAP Adjusted EBITDA comparable total	$2,692	$3,005

* The Company has provided additional data in the “Adjustments for comparability to prior year” section to better compare year over year results.  These adjustments result from the Company’s implementation of the new accounting standards and an increased accrual for annual incentive compensation.  While the new accounting standards are expected to have a negligible impact to Non-GAAP Adjusted EBITDA for the full year, there was a benefit in the first quarter of 2018 from these changes.  Additionally, the Company accrued zero incentive compensation expense in 2017, compared to $688 thousand in 2018.    In order to better compare year over year results, these amounts are removed to arrive at the “Non-GAAP Adjusted EBITDA comparable total”.

JAMBA, INC.
(Unaudited)

COMPARABLE STORE SALES

	13-Weeks Ended
	April 3, 2018 vs	April 4, 2017 vs
Increase/(Decrease)	April 4, 2017	April 5, 2016 (a)
Percentage Change in Comparable store sales
Company stores	1.6%	(7.3)%
Franchise stores	2.4%	(5.6)%
System-wide	2.3%	(5.8)%

Percentage Change in Comparable Company store sales
Traffic	1.6%	(9.9)%
Average check	(0.0)%	2.6%
Total Comparable Company store sales	1.6%	(7.3)%

(a) Due to a 53 week fiscal 2016, year-over-year fiscal comparisons in 2017 are offset by one week. Comparable calendar basis is presented above.

JAMBA, INC.
(Unaudited)

STORE COUNT
	NUMBER OF STORES
	COMPANY	FRANCHISE		TOTAL
		Domestic	International
For the Quarter Ended April 3, 2018
At January 2, 2018	53	749	71	873
Opened	—	2	3	5
Acquired	—	—	—	—
Closed	(2)	(17)	(6)	(25)
Refranchised	—	—	—	—
At April 3, 2018	51	734	68	853

For the Quarter Ended April 4, 2017
At January 3, 2017	66	726	70	862
Opened	—	13	2	15
Acquired	—	—	—	—
Closed	—	(5)	(4)	(9)
Refranchised	—	—	—	—
At April 4, 2017	66	734	68	868

JAMBA, INC.
(Unaudited)

NEW STORE OPENINGS, NET OF CLOSURES
	13-Weeks Ended
	April 3, 2018	April 4, 2017
Openings
Traditional	2	11
Non-traditional	—	1
Drive thru	—	1
International	3	2
Total	5	15

Closures
Traditional	(12)	(2)
Non-traditional	(6)	(3)
Drive thru	(1)	—
International	(6)	(4)
Total	(25)	(9)

Openings, Net of Closures
Traditional	(10)	9
Non-traditional	(6)	(2)
Drive thru	(1)	1
International	(3)	(2)
Total	(20)	6

JAMBA, INC.
(Unaudited)

COMPANY ESTIMATES FOR THE 2018 FISCAL INCOME STATEMENT IMPACT OF IMPLEMENTING NEW ACCOUNTING STANDARDS

		Vendor	Gift Card	Initial and
(in millions)	Advertising	Rebates	Breakage	Other Fees	TOTAL
Advertising fund contributions	11.6	-	-	-	11.6
Franchise and license revenue	-	6.4		-	6.4
Gift card breakage			2.4		2.4
Initial and other fees	-	-	-	0.1	0.1
Total revenue	11.6	6.4	2.4	0.1	20.5

Advertising expense	11.6	-	-	-	11.6
General and administrative	-	6.4	-	-	6.4
Other operating, net	-	-	2.4	-	2.4
Total expense	11.6	6.4	2.4	0.0	20.4

Total	0.0	0.0	0.0	0.1	0.1

* The table above presents the Company’s expected annual impact of the new accounting standards.  The Company expects most items will have an equal impact to increase revenue and increase expenses, resulting in no net change to the Income Statement.  Initial and Other Fees are anticipated to only increase revenue with no expense implications.

* These estimates informed the Company’s Current Guidance for Fiscal 2018 Financial Guidance.

* Refer to the Company’s Form 10-Q filing for the quarterly period ended April 3, 2018 for additional information.

Contact:

Investor Relations

Todd Wilson

469-294-9749

investors@jambajuice.com